UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-32318 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 4, 2008, each non-management member of the Board of Directors of Devon Energy Corporation was granted 2,000 shares of restricted stock to vest 25% per year beginning June 4, 2009, and 3,000 stock options to purchase common stock of the Company at $112.59 per share, the closing price of the common stock as quoted by the New York Stock Exchange. Such options vest on June 4, 2008 and expire on June 3, 2016. The restricted stock and stock option grants were made under the Devon Energy Corporation 2005 Long-Term Incentive Plan.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Devon Energy Corporation hereby furnishes the information set forth in its Press Release, dated June 4, 2008, announcing the election of David A. Hager, John A. Hill and Mary P. Ricciardello to its Board of Directors. Also announced was the retirement of David M. Gavrin and William J. Johnson as members of its Board of Directors, both of whom are retiring due to the age requirement for Board members. A copy of the Press Release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Devon Energy Corporation news release dated June 4, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Janice A. Dobbs
Janice A. Dobbs
Corporate Secretary

Date: June 4, 2008

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